Exhibit 10.25
AMENDMENT NO. ONE
TO
PACIRA BIOSCIENCES, INC.
DEFERRED COMPENSATION PLAN
This Amendment No. One is made to the Pacira BioSciences, Inc. Deferred Compensation Plan (the “Plan”). The amendment set forth herein is effective as of January 1, 2023. All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment No. One shall remain in full force and effect.
1.    Effective with respect to Performance Periods (as defined in the Plan) commencing on or after January 1, 2023, Section 4.2 is amended to read as follows:
4.2    Deferral of Bonuses. Subject to any minimum or maximum deferral requirements that the Administrator may establish, an Eligible Employee may elect to defer receipt of all or any portion of any Bonus that he or she anticipates earning with respect to any Performance Period. An Eligible Employee shall make such election by filing a completed Deferral Agreement with the Company in accordance with, and subject to, such rules and procedures as the Administrator may establish; provided, however that such Deferral Agreement must be filed with the Company at least six (6) months prior to the end of the Performance Period to which such Bonus relates (or by such earlier date as the Administrator may specify). Notwithstanding the foregoing, if an Eligible Employee first becomes eligible to participate in the Plan during a Performance Period, such Eligible Employee cannot elect to defer any portion of any Bonus he or she may earn with respect to such Performance Period.

2.    Section 7.2 is amended to read as follows:
7.2 Matching Amounts. Matching Amounts credited to a Participant’s Annual Account for a Plan Year pursuant to Section 5.1 shall become fully vested on April 1 of the second calendar year commencing after the end of such Plan Year, provided the Participant remains continuously employed by an Employer or any Affiliate until such April 1. In addition, a Participant shall become fully vested in such amounts prior to such April 1 if, prior to such date, he or she Terminates due to Retirement or becomes Disabled or dies while still employed by the Employer or an Affiliate. Prior to becoming fully vested, a Participant shall have no vested interest in such amounts.
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Pacira BioSciences, Inc has caused this Amendment No. One to be executed this 6th day of December, 2022.

PACIRA BIOSCIENCES, INC. By: /s/ Kristen Williams Its: Chief Administrative Officer and Secretary